UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 14, 2005

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota  55425

(Address of principal executive offices)                               (Zip code)

Registrant’s telephone number, including area code:  (952) 853-8100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement.

On March 14, 2005, Ceridian Corporation (the “Company”) and Douglas C. Neve, Executive Vice President and Chief Financial Officer of the Company, entered into an executive employment agreement (“Employment Agreement”).  The initial term of the Employment Agreement expire on the later of March 14, 2008 or two years after a change of control of the Company occurring before the expiration of the agreement.  The Employment Agreement automatically renews for successive additional one-year terms on each anniversary date of the agreement.  The Employment Agreement provides that if the Company terminates Mr. Neve without cause and a release of claims is signed, Mr. Neve will be entitled to receive a lump sum payment equal to 75 days of his annual base salary, two years’ base salary and annual cash adder allowance and a proportionate share of the annual incentive bonus he would otherwise have received if he had remained employed with the Company for the full year in which termination occurred. If Mr. Neve is terminated following a change of control of the Company, he will be entitled to receive a lump sum payment that is equal to (i) the prorated portion of the his bonus that was earned at “target” levels for the year termination occurs, and (ii) three times the following: twelve months base salary; any bonus he would have received under all applicable  bonus plans for the year in which the termination occurs had “superior” goals been achieved; amount of the annual cash expense allowance; and highest annual amount of 401(k) Restoration Match made by the Company into the Deferred Compensation Plan in the last three years.  In addition to the lump sum payment, Mr. Neve receive “gross-up” payments to put him in the same after-tax position as if no excise taxes under the Internal Revenue Code had been imposed.   Also, following a change of control termination, Mr. Neve will receive until age 65 similar group health and welfare benefits as he received immediately prior to the change of control.  The Employment Agreement also contains provisions providing payments if termination of Mr. Neve occurs due to death or disability.  A copy of the Employment Agreement is attached hereto as Exhibit 10.1.

Item 2.02.                                              Results of Operations and Financial Condition.

On March 17, 2005, the Company issued a press release.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 4.02.                                              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On March 17, 2005, the Company issued a press release announcing among other things that the Company has concluded that it must restate its quarterly financial statements for the first, second and third quarters of 2004 to reflect necessary accounting adjustments relating to the acceleration of the amortization of a trademark asset, and that those previously issued financial statements should not be relied upon.  After prior discussions with the Audit Committee of the Board of Directors (“Audit Committee”), management concluded that such a restatement was necessary and that such quarterly financial statements should no longer be relied upon during a Board of Directors meeting on March 14, 2005.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The Audit Committee and management have discussed with KPMG LLP, the Company’s independent registered public accountants, the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a).

Item 5.02.                                              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

During a meeting of the Company’s Board of Directors on March 14, 2005, Carole J. Uhrich Shapazian advised the Board that she would not stand for re-election to the Board of Directors of the Company at its 2005 Annual Stockholders Meeting.

Item 8.01.                                              Other Events.

On March 17, 2005, the Company issued a press release.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.                                              Financial Statements and Exhibits.

(c)	Exhibits

10.1	Executive Employment Agreement between Ceridian Corporation and Douglas C. Neve dated March 14, 2005.

99.1	Ceridian Corporation News Release dated March 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative Officer General Counsel and Corporate Secretary

Dated: March 17, 2005

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing

10.1	Executive Employment Agreement between Ceridian Corporation and Douglas C. Neve dated March 14, 2005	Filed electronically

99.1	Ceridian Corporation News Release dated March 17, 2005.	Filed electronically